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                                                                   EXHIBIT 10.24
                              EMPLOYMENT AGREEMENT

      This Employment Agreement, effective November 12, 2001 is between Benton Oil and Gas Company, (15835 Park Ten Place Drive, Suite 115, Houston, Texas 77084) (hereinafter sometimes called the "Company") and Kurt A. Nelson, a resident of Texas, United States of America, whose residence is 14130 Cardinal Lane, Houston, Texas 77079-6838 (SS No. ###-##-####) ("Employee"), the terms and conditions of which are as follows:

SECTION 1. TERM OF EMPLOYMENT.

Subject to the terms and conditions set forth in this Employment Agreement, the Company agrees to employ Employee and Employee agrees to be employed by the Company for the term which starts on November 12, 2001 and ends on November 11, 2002, which term shall be referred to in this Employment Agreement as the "Term."

SECTION 2. POSITION, DUTIES AND GEOGRAPHIC AREA.

      (a) Position. Subject to election by the Company's Board of Directors, Employee's position at the beginning of the Term shall be Vice President - Controller of Benton Oil and Gas Company.

      (b) Duties and Responsibilities. Employee's duties and responsibilities initially shall be those normally associated with Employee's position, plus any additional duties and responsibilities the Company initially may assign orally or in writing to Employee. Employee shall undertake to perform all Employee's duties and responsibilities for the Company and its affiliates in good faith and on a full-time basis and shall at all times act in the course of Employee's employment under this Employment Agreement in the best interest of the Company and Company's affiliates.

      (c) The Company. The Company shall have the right to the extent the Company from time to time reasonably deems necessary or appropriate to change Employee's position or to expand or reduce Employee's duties and responsibilities.

SECTION 3. COMPENSATION AND BENEFITS.

      (a)   Monthly Base Salary.

            During the Term, Employee' yearly base salary shall be $135,000.00 US, which yearly base salary shall be payable from the Company's Houston offices listed above to Employee at his address indicated above in accordance with the Company's standard payroll practices and policies, and shall be subject to such withholdings as required by U.S. Federal law and the State of Texas or as otherwise permissible under such practices or policies.

      (b) Annual Bonus. Employee shall be entitled to an annual bonus beginning in 2002, as determined by the Human Resources Committee of the Company's Board of Directors

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            and the Company's Board of Directors, which bonus shall be based on
            Employee's performance contract results, the Company's overall performance and any special circumstances the Human Resources Committee and the Board deems appropriate. Any such bonus is to be determined at the discretion of the Company's Human Resources Committee and the Board of Directors.

      (c) Employee Benefit Plans. Employee shall be eligible to participate in the employee benefit plans, programs and policies maintained by the Company for similarly situated employees in accordance with the terms and conditions to participate in such plans, programs, and policies as in effect from time to time.

      (d) Stock Options. On November 14, 2001, Employee was granted a stock option to purchase 50,000 shares of the Company under the Company's 2001 Long-Term Stock Incentive Plan at an option price set on the date the option is granted. Employee's right to exercise this option shall vest over a three (3) year period: 16,666 shares on November 14, 2002; 16,666 shares on November 14, 2003; and 16,668 shares on
            November 14, 2004; provided, Employee is still an employee of Company and as otherwise set forth in the Plan and Stock Option Agreement, attached hereto and incorporated herein, to be executed between Employee and Company on the date of grant.

      (e) Vacation - Employee shall be entitled to four (4) weeks annual vacation beginning in 2002.

SECTION 4. TERMINATION OF EMPLOYMENT.

      (a) Termination By The Company Other Than For Cause Or Disability Or By Employee For Good Reason.

            (1) The Company shall have the right to terminate Employee's employment other than for "Cause" or "Disability" at any time and Employee shall have the right to quit or resign for "Good Reason" at any time.

            (2) If the Company or its successors terminates Employee's employment (or, fails to maintain or reelect Employee an officer of the Company) other than for Cause or Disability, Employee resigns for Good Reason, or the Company fails to renew Employee's employment agreement for a term of at least one (1) year, the Company shall continue to pay Employee's monthly base salary as in effect immediately before Employee's termination of employment until the end of the Term, and for one (1) year thereafter or, if earlier, until the date the Company determines that Employee has engaged in any activity which violates any covenant under this Agreement.

            (3) Option Acceleration. If Employee's employment with the Company or its successors terminates as a result other than for "Cause" or "Disability," Company fails to maintain or reelect Employee an officer of the Company, Employee resigns for "Good Reason", or Company fails to renew this Employment Agreement for an additional one (1) year term, then any outstanding stock option(s) granted by the Company to the


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            Employee shall become fully vested and shall remain exercisable for twelve (12) months following Employee's termination pursuant to this
            Section 4(a), or the tenth anniversary of the date(s) of the grant(s) specified in the relevant option agreement(s), whichever is the shorter period.

      (b) Termination By The Company For Cause Or By Employee Other Than For Good Reason.

            (1) The Company shall have the right to terminate Employee's employment at any time for Cause and Employee shall have the right to resign at any time other than for Good Reason.

            (2) If the Company terminates Employee's employment for Cause or Employee quits or resigns other than for Good Reason, the Company's only obligation to Employee under this Employment Agreement shall be to pay Employee's base salary (including accrued vacation) actually earned up to the date Employee's employment terminates.

      (c) Cause. The term "Cause" shall mean (1) Employee's final conviction of a felony by a trial court, (2) Employee's breach of this Employment Agreement or (3) Employee's violation of any policy or code of conduct of the Company, all as reasonably determined by the Company.

      (d) Good Reason. The term "Good Reason" shall mean a material breach of the terms and conditions of this Employment Agreement by the Company which remains uncorrected for thirty (30) days after Employee delivers written notice of such breach to the Company.

      (e)   Termination for Disability or Death.

            (1) The Company shall have the right to terminate Employee's employment on or after the date Employee has a Disability, and Employee's employment shall terminate at Employee's death.

            (2) If Employee's employment terminates under this section 4(e), the Company's only obligation under this Employment Agreement shall be to pay Employee or, if Employee dies, Employee's estate any base salary (including accrued vacation) earned but unpaid through the date employee's employment terminates.

      (f) Disability. Employee shall have a "disability" under this Employment Agreement on the date the Company receives written notice from a physician selected by the Company that Employee no longer can perform one or more of the essential functions of Employee's job even with reasonable accommodation.

      (g) Benefits. Employee shall have the right to receive any benefits payable under the Company's employee benefits plans, programs and policies which Employee otherwise has a non-forfeitable right to receive under the terms of such plans, programs and policies


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      (other than severance benefits) independent of Employee's rights under this Employment Agreement upon a termination of employment in addition to any monthly base salary payable under this section 4 without regard to the reason for such termination of employment.

SECTION 5. COVENANTS BY EMPLOYEE

      (a)   Property of the Company.

            (1) Employee covenants and agrees that upon the termination of Employee's employment for any reason or, if earlier, upon the Company's request shall promptly return all "Property" which had been entrusted or made available to Employee by the Company.

            (2) The term "Property" shall mean all records, files, memoranda, reports, price lists, drawing, plans, sketches, keys, codes, computer hardware and software and other property of any kind or description prepared, used or possessed by Employee during Employee's employment by the Company (and any duplicates of any such property) together with any and all information, ideas, concepts, discoveries, and inventions and the like conceived, made, developed or acquired at any time by Employee individually or with others during Employee's employment which relate to the Company's business, products or services.

      (b)   Trade Secrets.

            (1) In consideration for the promises made in section 5(d) of this Agreement, the Company promises that it will provide and make available to Employee certain confidential, proprietary information and trade secrets.

            (2) Employee covenants and agrees that Employee will hold in a fiduciary capacity for the benefit of the Company and each of its affiliates, and will not directly or indirectly use or disclose, any Trade Secret that Employee may have acquired pursuant to section 5(b)(1) above during the term of Employee's employment by the Company for so long as such information remains a trade secret.

            (3) The term "Trade Secret" shall mean information, including, but not limited to, technical or non-technical data, a formula, a patent, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, or that (a) derives economic value, actual or potential, from not being generally known to, and not being generally readily ascertainable by proper means by, other persons who can obtain economic value from its disclosures or use and (b) is the subject of reasonable efforts by the Company and its affiliates to maintain its secrecy.

            (4) This section 5(b) is intended to provide rights to the Company which are in addition to those rights the Company has under the common law or applicable statutes for the protection of trade secrets.


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      (c)   Confidential Information.

            (1) Employee covenants and agrees while employed under this Employment Agreement and thereafter during the "Restricted Period" he shall hold in a fiduciary capacity for the benefit of the Company and its affiliates, and shall not directly or indirectly use or disclose, any of the Company's or the Company's affiliates' Confidential or Proprietary Information that Employee may have acquired (whether or not developed or compiled by Employee and whether or not Employee is authorized to have access to such information) during the term of, and in the course of, or as a result of Employee's employment by the Company or its affiliates.

            (2) The term "Confidential or Proprietary Information" shall mean any secret, confidential or proprietary information that the Company or an affiliate (not otherwise included in the definition of a Trade Secret under this Agreement) that has not become generally available to the public by the act of one who has the right to disclose such information without violation of any right of the Company or its affiliates.

      (d) Non-Competition. During the Term of Employee's employment with the Company or for any period beyond the Term that Employee continues to be paid a base salary, the Employee covenants and agrees that he shall not, directly or indirectly, own any interest in, manage, control, participate in, consult with, render services for, or in any manner engage in any businesses competing with Company (unless the Board of Directors shall have authorized such activity and the Company shall have consented thereto in writing). Investments in less than 5% of the outstanding securities of any class of the Company subject to the reporting requirements of Section 13 or
            Section 15(d) of the Securities Exchange Act of 1934, as amended, shall not be prohibited by this section. For purposes of this section (d), the term "Company" shall include Benton Oil and Gas Company and any of its affiliates or subsidiaries or any company in which it is a minority shareholder or a joint venture partner. For purposes of this section, the term "businesses" shall mean any enterprise, commercial venture, or project involving oil and gas upstream or downstream commercial activities.

            Further, during the Term of Employee's employment with the Company or for any period beyond the Term that Employee continues to be paid a base salary, the Employee covenants and agrees that he will not directly or indirectly through another entity induce or otherwise attempt to influence any employee of the Company to leave the Company's employment or in any way interfere with the relationship between Company and any employee thereof. Further, the Employee will not induce or attempt to induce any customer, supplier, licensee, joint venture partner, shareholder, licensor or other business relation of the Company to cease doing business with the Company or in any way interfere with the relationship between any such customer, supplier, licensee, joint venture partner, shareholder, licensor or business relation of the Company.


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      (e)   Employment Restriction - Conflict of Interest: Employee covenants and agrees that he will not receive and has not received any payments, gifts or promises and Employee will not engage in any employment or business enterprises that in any way conflict with his service and the interests of the Company or its affiliates. In addition, Employee agrees to comply with the laws or regulations of any country, including the United States of America, having jurisdiction over Employee or the Company.

            Employee shall not make any payments, loans, gifts or promises or offers of payments, loans or gifts, directly or indirectly, to or for the use or benefit of any official or employee of any government or to any other person if Employee knows, or has reason to believe, that any part of such payments, loans or gifts, or promise or offer, would violate the laws or regulations of any country, including the United States of America, having jurisdiction over Employee or the Company

            By signing this Agreement, Employee acknowledges that he has not made and will not make any payments, loans, gifts, promises of payments, loans or gifts to or for the use or benefit of any official or employee of any government or to any other person which would violate the laws or regulations of any country, including the United States of America, having jurisdiction over Employee or the Company.

      (f) Restricted Period. The term "Restricted Period" shall mean the two years period which starts on the date Employee's employment terminates with the Company without regard to whether such termination comes before or after the end of the Term.

      (g) Reasonable and Continuing Obligations. Employee agrees that Employee's obligations under this section 5 are obligations which will continue beyond the date Employee's employment terminates, that such obligations are reasonable and necessary to protect the Company's legitimate business interests. The Company additionally shall have the right to take such other action as the Company deems necessary or appropriate to compel compliance with the provisions of this section 5.

SECTION 6. MISCELLANEOUS.

      (a) Notices. Notices and all other communications shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States registered or certified mail. Notices to the Company shall be sent to 15835 Park Ten Place Drive, Houston, Texas 77084. Notices and communications to Employee shall be sent to the Employee's address provided above.

      (b) No Waiver. Except for the notice described in section 4(d), no failure by either the Company or Employee at any time to give notice of any breach by the other of, or to require compliance with, any condition or provision of this Employment Agreement shall be deemed a waiver of any provisions or condition of this Employment Agreement


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      (c)   Arbitration and Governing Law. ANY UNRESOLVED DISPUTE OR CONTROVERSY
            BETWEEN EMPLOYEE AND THE COMPANY ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT SHALL BE SETTLED EXCLUSIVELY BY ARBITRATION,
            CONDUCTED IN ACCORDANCE WITH THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION THEN IN EFFECT. THE COMPANY WILL BEAR THE ADMINISTRATIVE COSTS OF ANY ARBITRATION UNDER THIS AGREEMENT, INCLUDING THE ARBITRATOR'S FEES. THE ARBITRATOR SHALL NOT HAVE THE AUTHORITY TO
            ADD TO, DETRACT FROM, OR MODIFY ANY PROVISION HEREOF. THE ARBITRATOR SHALL HAVE THE AUTHORITY TO ORDER REMEDIES WHICH EMPLOYEE COULD OBTAIN IN A COURT OF COMPETENT JURISDICTION, INCLUDING BACK-PAY, SEVERANCE COMPENSATION, REIMBURSEMENT OF COSTS, INCLUDING THOSE INCURRED TO ENFORCE THIS AGREEMENT, AND INTEREST THEREON IN THE
            EVENT THE ARBITRATOR DETERMINES THAT EMPLOYEE WAS TERMINATED WITHOUT DISABILITY OR GOOD CAUSE, AS DEFINED HEREIN, OR THAT THE COMPANY HAS OTHERWISE MATERIALLY BREACHED THIS AGREEMENT. A DECISION BY THE ARBITRATOR SHALL BE IN WRITING AND WILL BE FINAL AND BINDING. JUDGMENT MAY BE ENTERED ON THE ARBITRATOR'S AWARD IN ANY COURT
            HAVING JURISDICTION. THE ARBITRATION PROCEEDING SHALL BE HELD IN HOUSTON, TEXAS, UNITED STATES OF AMERICA. NOTWITHSTANDING THE FOREGOING, THE COMPANY SHALL BE ENTITLED TO SEEK INJUNCTIVE OR OTHER EQUITABLE RELIEF, FROM ANY COURT OF COMPETENT JURISDICTION, WITHOUT THE NEED TO RESORT TO ARBITRATION IN THE EVENT THAT EMPLOYEE
            VIOLATES SECTIONS 5(c), 5(d) OR 5(e) OF THIS AGREEMENT. THIS AGREEMENT SHALL IN ALL RESPECTS BE CONSTRUCTED ACCORDING TO THE LAWS OF THE STATE OF TEXAS.

      (d) Assignment. This Employment Agreement shall be binding upon and inure to the benefit of the Company and any successor to all or substantially all of the business or assets of the Company. The Company may assign this Employment Agreement to any affiliate or successor, and no such assignment shall be treated as a termination of Employee's employment under this Employment Agreement. Employee's rights and obligations under this Employment Agreement are personal, and they shall not be assigned or transferred without the Company's prior written consent.

      (e) Other Agreements. This Employment Agreement replaces and merges any and all previous agreements and understandings regarding all the terms and conditions of Employee's employment relationship with the Company, and this Employment Agreement constitutes the entire agreement of the Company and Employee with respect to such terms and conditions.

      (f) Amendment. No amendment to this Employment Agreement shall be effective unless it is in writing and signed by the Company and by Employee.


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      (g)   Invalidity. If any part of this Employment Agreement is held by a court of competent jurisdiction to be invalid or otherwise unenforceable, the remaining part shall be unaffected and shall continue in full force and effect, and the invalid or otherwise unenforceable part shall be deemed not to be part of this Employment Agreement.

      IN WITNESS WHEREOF, the Company and Employee have executed this Employment Agreement in multiple originals to be effective as set out above.

BENTON OIL AND GAS COMPANY                         KURT A. NELSON


By:_______________________________                 _____________________________

   _______________________________
   Title


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